EXHIBIT 4.2


 THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

 THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THE SETTLEMENT
 AGREEMENT AMONG THE COMPANY, G. SCOTT VOGEL AND SWISS-AMERICAN PRODUCTS, INC. A COPY OF SUCH AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

                    SERIES C COMMON STOCK PURCHASE WARRANT

                        CARRINGTON LABORATORIES, INC.



 Number of Warrant Shares: 200,000                      Warrant No.:CSW-C-001


      THIS SERIES C COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, Swiss-American Products, Inc. (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on the fourth anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Carrington Laboratories, Inc., a Texas corporation (the "Company"), up to the number of warrant shares set forth above (the "Warrant Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

      Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Settlement Agreement and Mutual Release of all Claims (the "Settlement Agreement"), dated as of December 20, 2005, by and among the Company, G. Scott Vogel and the Holder.

      Section 2.  Exercise.

           (a)  Exercise of Warrant.

                (i) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company at its principal office of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within five Trading Days (as defined below) of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank. "Trading Day" means any day on which the primary market on which shares of Common Stock are listed or quoted is open for trading.

                (ii) In the event that the Closing Price (defined below) shall be greater than or equal to $10.00 per share for twenty (20) consecutive Trading Days (the "Acceleration Period"), the Termination Date of this Warrant shall be accelerated to the later to occur of (i) the tenth Business Day following the date on which the Holder receives written notice of such event from the Company and (ii) five (5) calendar days after the Company gives the Holder written notice of such event triggering the Acceleration Period.

           (b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $5.00, which equals the greater of (i) the closing bid price for shares of the Common Stock on the Nasdaq National Market (the "Closing Price" or in the case in the future the last sale price on the primary Trading Market for the Common Stock) for the Trading Day immediately preceding the execution and delivery of the Settlement Agreement as reported by Bloomberg Financial L.P. plus $0.75, (ii) the Market Price (defined below) for the Trading Day immediately preceding the execution and delivery of the Settlement Agreement plus $0.75 and (iii) $5.00, subject to adjustment hereunder (the "Exercise Price").

           "Market Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange (each, a "Trading Market"), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

           (c)  Mechanics of Exercise.

                (i) Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable.

                (ii) Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company through its Deposit Withdrawal At Custodian ("DWAC") system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within three Business Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above ("Warrant Share Delivery Date"). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(v) prior to the issuance of such shares, have been paid.

                (iii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                (iv) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

                (v) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                (vi) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

      Section 3. Certain Adjustments.

           (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock,
 (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately upon the date and time a dividend or distribution is made or after the effective date in the case of a subdivision, combination or reclassification.

           (b) Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Market Price determined as of the record date mentioned above, and of which the numerator shall be such Market Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

           (c) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

           (d) Other Equitable Adjustments. Upon such events described in Section 3(a) and (b), all other items derived from the number of shares outstanding or the price of the Common Stock, including without limitation the Acceleration Period, shall be equitably adjusted,

           (e)  Notice to Holders.

                (i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                (ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock;
 (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company's board of directors shall approve a tender or exchange offer for the Company's Common Stock or the Company receives written notice of a third party's intention to commence a tender offer for the Company's Common Stock; or (F) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (2) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

      Section 4. Transfer of Warrant.

           (a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(c) hereof, this Warrant and all rights hereunder are transferable in whole upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee.

           (b) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

           (c) Transfer Restrictions. The Company may require, as a condition of allowing a transfer of this Warrant that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws,
 (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, and
 (iii) that the transferee be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the
 Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act. In addition, while this Warrant is outstanding, Holder may not transfer its Promissory Note unless Holder simultaneously transfers (in compliance with this Warrant) Holder's Warrant, and while the Promissory Note of Holder is outstanding, Holder may not transfer this Warrant unless Holder simultaneously transfers (in compliance with the Promissory Note) Holder's Promissory Note.

      Section 5. Miscellaneous.

           (a) Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

           (b) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

           (c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

           (d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

           (e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Settlement Agreement.

           (f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

           (g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder or the Company shall operate as a waiver of such right or otherwise prejudice Holder's or the Company's respective rights, powers or remedies.

           (h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Settlement Agreement.

           (i) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

           (j) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

           (k) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

           (l) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

 Dated: November __, 2005

                                    CARRINGTON LABORATORIES, INC.


                                    By: /s/ Carlton E. Turner
                                        -------------------------
                                    Name: Carlton E. Turner
                                    Title:  President and CEO

                              NOTICE OF EXERCISE


 TO:  CARRINGTON LABORATORIES, INC.

      (1) The undersigned hereby elects to purchase _______Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

      (2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:


                           ________________________

       The Warrant Shares shall be delivered to the following:


                           ________________________
                           ________________________
                           ________________________

      (3) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.


 [SIGNATURE OF HOLDER]
 (for entities)

 Name of Investing Entity:
                           --------------------------------------------------
 Signature of Authorized Signatory of Investing Entity:
                                                        ---------------------
 Name of Authorized Signatory:
                               ----------------------------------------------
 Title of Authorized Signatory:
                                ---------------------------------------------
 Date:
       ----------------------------------------------------------------------


 (for individuals)

 Signature:
            -----------------------------------------------------------------
 Name:
       ----------------------------------------------------------------------
 Date:
       ----------------------------------------------------------------------

                               ASSIGNMENT FORM


   (To assign the foregoing warrant, execute this form and supply required information.
                Do not use this form to exercise the warrant.)


 FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to ______________________________________________ (the
 "Assignee") whose address is _____________________________________________
 _________________________________________________________________________.

                          Dated:
                                 ------------------------------------------

                          Holder's Signature:
                                              -----------------------------

                          Holder's Address:
                                            -------------------------------

                                            -------------------------------

 The Assignee agrees that it shall hereinafter be subject to the terms of Sections 4.1 and 4.2 of the Purchase Agreement to the same extent that the prior Holder was subject to such terms prior to the assignment of the Warrants.

                          Dated:
                                 ------------------------------------------

                          Assignees Signature:
                                              -----------------------------

                          Assignees Address:
                                            -------------------------------

                                            -------------------------------